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                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT



         This Employment Agreement (the "Agreement") is made and entered into as of June 24, 1996, by and between MEDAPHIS CORPORATION, a Delaware corporation (the "Company"), and MICHAEL L. DOUGLAS, a resident of the State of Georgia (the "Employee").


                     I. STATEMENT OF BACKGROUND INFORMATION

         The Company renders to hospitals, physicians, and/or other healthcare organizations and providers: (a) billing services, accounts receivable management services, collection services, electronic claims services, financial management services, and practice and facilities management services; (b) eligibility verification and certification for Medicaid, Medicare and other healthcare assistance programs; (c) filing and other medical claims securitization services; (d) medical coverage information services; and (e) medical and insurance claims monitoring and tracking services (collectively the "Processing Business").

         The Company also provides subrogation and related recovery services for healthcare payors, including health maintenance organizations, indemnity insurers, Blue Cross and Blue Shield organizations, third party administrators, self-funded employee health welfare benefit plans, and provider hospital organizations (the "Subrogation Business").

         The Company also: (a) develops, markets and licenses to hospitals, integrated healthcare delivery systems, and other healthcare providers and other end users (collectively "Providers") (i) strategic, operational and financial information systems and services and decision support tools for healthcare providers, (ii) software systems which provide claims and reimbursement services and electronic claims processing, and (iii) software applications which assist Providers with automated scheduling, resource and clinical information management (the items discussed in Sections (a)(i), (a)(ii) and (a)(iii) of this paragraph are hereinafter collectively referred to as "Systems"), which Systems include, but are not limited to, nurse scheduling and management information systems, operating room patient scheduling and surgery information systems, enterprise wide patient scheduling and resource management systems, enterprise-wide employee scheduling and management information systems, clinical information management systems and related software interfaces to other information systems; and (b) provides to Providers installation and support services related to the Company's Systems (the "Systems Business").

         Additionally, the Company renders professional services with respect to the development of computer software, algorithms, designs, documentation, and related materials, and the development, design, deployment, and operation of local and wide area computer networks, all in conjunction with the sale, design, deployment, operation and maintenance of custom computer processing systems

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for improvement of operational efficiency or functionality through the use of image storage and processing, work flow technology, optical character recognition or other related technologies (the "Systems Integration Business") (the Processing Business, the Subrogation Business, the Systems Business, the Systems Integration Business and any other distinct business segment in which the Company engages during Employee's employment are hereafter collectively referred to as the "Business").

         The Company desires to obtain the services of Employee and Employee desires to accept such employment, and the parties wish to set forth in writing the terms of their agreement for the provision of such services.

         As a material inducement to the Company to enter into this Agreement, the Company desires that Employee enter into the covenants set forth in Sections 6, 7 and 8 hereof, and Employee agrees to enter into such covenants.


                           II. STATEMENT OF AGREEMENT

         In consideration of the mutual covenants, promises and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Employment. The Company hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions set forth in this Agreement. For purposes of Sections 7 and 8 of this Agreement, "employment" shall mean any period of time during which the Company is paying the Employee salary, wages, or any other amounts pursuant to this Agreement (excluding pension benefits and any payments expressly designated by the Board of Directors of the Company to be excluded from this definition), whether or not the Employee is currently performing services for the Company at the time of such payment.

2. Duties of Employee. Employee initially is hired to serve as the Vice Chairman and Chief Operating Officer of the Company. Employee agrees to perform and discharge the Business duties which may be assigned to Employee from time to time by the Company to the reasonable satisfaction of the Company. Employee also agrees to comply with all of the Company's policies, standards and regulations and to follow the instructions and directives of Employee's superiors within the Company, as promulgated by the Board of Directors of the Company. Employee will devote Employee's full professional and business-related time, skills and best efforts to the Business and, will not, during the term of this Agreement, be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage, without the prior written consent of the Chairman, Chief Executive Officer and President of the Company, which consent will not be unreasonably withheld. This Section will not be

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       construed to prevent Employee from: (a) investing personal assets in businesses which do not compete with the Company in such form or manner that will not require any services on the part of Employee in the operation or the affairs of the companies in which such investments are made and in which Employee's participation is solely that of an investor; (b) purchasing securities in any corporation whose securities are listed on a national securities exchange or regularly traded in the over-the-counter market, provided that Employee at no time owns, directly or indirectly, in excess of three percent (3%) of the outstanding stock of any class of any such corporation engaged in a business competitive with that of the Company; or (c) participating in conferences, preparing and publishing papers or books or teaching, so long as the Chairman, Chief Executive Officer and President of the Company approves such participation, preparation and publication or teaching prior to Employee's engaging therein.

3. Term. The term of this Agreement will be for a period of two (2) years commencing on the date hereof and expiring on the second anniversary of such date, subject to earlier termination as provided for in Section 4 or renewal as provided herein. Upon expiration of this Agreement, this Agreement may be renewed for an additional period of one (1) year upon mutual consent of Employee and the Company.

4.     Termination.

       (a) Termination by Company for Cause. Notwithstanding anything contained in Section 3 to the contrary, the Company may terminate this Agreement and all of its obligations hereunder immediately if any of the following events occur:

              (i) Employee materially breaches any of the terms or conditions set forth in this Agreement and fails to cure such breach within ten (10) days after Employee's receipt from the Company of written notice of such breach, which notice shall describe in reasonable detail the Company's belief that Employee is in breach hereof (notwithstanding the foregoing, no cure period shall be applicable to breaches by Employee of Sections 6, 7 or 8 of this Agreement);

              (ii) Employee commits any other act materially detrimental to the business or reputation of the Company;

              (iii) Employee intentionally engages in dishonest or illegal activities or commits or is convicted of any crime involving fraud, deceit or moral turpitude; or

              (iv) Employee dies or becomes mentally or physically incapacitated or disabled so as to be unable to perform Employee's duties under this Agreement. Without limiting the generality of the foregoing, Employee's inability adequately to perform services under this Agreement for a period of sixty (60) consecutive days will be conclusive evidence of such mental or physical incapacity or disability,

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                      unless such inability adequately to perform services
                      under this Agreement is pursuant to a mental or physical incapacity or disability covered by the Family and Medical Leave Act, in which case such sixty (60)-day period shall be extended to a one hundred and twenty
                      (120)-day period.

       (b) Termination by Company Without Cause. Notwithstanding anything contained in Section 3 to the contrary, the Company may terminate Employee's employment pursuant to this Agreement without cause upon at least thirty (30) days' prior written notice to Employee. In the event Employee's employment with the Company is terminated by the Company without cause, the Company shall remain subject to its payment obligations hereunder as if Employee remained employed hereunder for the balance of the term hereof, as provided in Section 3 above.

       (c) Diminution in Responsibilities; Termination by Employee. The Company may not diminish in any material manner or respect Employee's duties and responsibilities as the Vice Chairman and Chief Operating Officer of the Company, as such duties and responsibilities exist as of the date hereof or may hereinafter be modified or changed with the consent of the Employee and the Company; provided, however, that the Board of Directors shall have the right to diminish in any manner or respect Employee's duties and responsibilities if it determines in good faith that such diminution is in the best interests of the Company and its stockholders. Notwithstanding anything contained herein to the contrary, Employee may terminate this Agreement in the event the Company shall diminish in any material manner or respect Employee's duties and responsibilities as the Vice Chairman and Chief Operating Officer of the Company without obtaining Employee's prior consent. In the event Employee's employment with the Company is terminated by Employee pursuant to the provisions of this Section 4(c), the Company shall remain subject to its payment obligations hereunder as if Employee remained employed hereunder for the balance of the term hereof, as provided in
              Section 3 above; provided, however, that to the extent Employee terminates his employment pursuant to the provisions of this
              Section 4(c), Employee shall not be entitled to receive any incentive compensation payments pursuant to Section 5(c) hereof or any severance payment pursuant to Section 5(f) hereof.

5.     Compensation and Benefits.

       (a) Annual Salary. For all services rendered by Employee under this Agreement, the Company will pay Employee a base salary of Two Hundred Twenty-five Thousand Dollars ($225,000) per annum in equal bi-weekly installments. Such annual salary will be subject to adjustments by any increases given in the normal course of business.

       (b) Other Benefits. Employee will be entitled to such fringe benefits as may be provided from time-to-time by the Company to its employees, including, but not limited to, group

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              health insurance, life and disability insurance, vacations and any other fringe benefits now or hereafter provided by the Company to its employees, if and when Employee meets the eligibility requirements for any such benefit; provided, however, that Employee shall be eligible for four (4) weeks of vacation on an annual basis during the term of this Agreement. The Company reserves the right to change or discontinue any employee benefit plans or programs now being generally offered to its employees; provided, however, that all benefits provided for employees of the same position and status as Employee will be provided to Employee on an equal basis.

       (c) Incentive Compensation Plan. In addition to Employee's base salary as described above, Employee will be entitled to: (i) receive an incentive compensation payment (the "Bonus Payment") for the initial twelve month term of this Agreement in the amount of One Hundred Twelve Thousand Five Hundred Dollars ($112,500), which Bonus Payment will be paid to Employee on July 1, 1997; (ii) participate in the 1997 Incentive Compensation Plan for Medaphis Corporation and its Subsidiary Corporations in a Participation Category of one hundred percent (100%) of Employee's base salary as set forth in Section 5(a) above, provided that the amount of any incentive compensation due Employee under the 1997 Incentive Compensation Plan shall be reduced by $56,250; and (iii) participate in each annual replacement incentive compensation plan adopted by the Company in a Participation Category of one hundred percent (100%) of Employee's base salary as set forth in
              Section 5(a) above.

       (d) Stock Options. As soon as reasonably practicable after the execution of this Agreement, the Company will cause the issuance to Employee, effective as of Employee's first date of employment, or such other date as is approved by the Compensation Committee of the Board of Directors of the Company, options to purchase One Hundred Thousand (100,000) shares of Medaphis Corporation Common Stock pursuant to the terms and conditions of the Amended and Restated Medaphis Corporation Non-Qualified Stock Option Plan, as amended. Such grant is subject to approval by the Compensation Committee of the Board of Directors of the Company.

       (e) Restricted Stock. As soon as reasonably practicable after the execution of this Agreement, the Company will cause the issuance to Employee, effective as of Employee's first date of employment, or such other date as is approved by the Board of Directors of the Company, Fifty Thousand (50,000) restricted shares of Medaphis Corporation Common Stock (the "Restricted Shares") pursuant to the terms and conditions of the Medaphis Corporation Restricted Stock Agreement attached hereto as Exhibit A (the "Restricted Stock Agreement"). Such grant will be subject to approval by the Compensation Committee of the Board of Directors and the Board of Directors of the Company.


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       (f)    Severance Payment. In the event that the Restricted Shares do not vest and become nonforfeitable in accordance with the terms of the Restricted Stock Agreement, then Employee shall be entitled to receive from the Company a one-time severance payment in the amount equal to seventy-five (75%) of Employee's then annual base salary (the "Severance Payment"), which Severance Payment shall be paid to Employee promptly following the later to occur of: (i) termination of Employee's employment with the Company; or (ii) forfeiture of the Restricted Shares to the Company in accordance with the Restricted Stock Agreement; provided, however, that Employee shall not receive the Severance Payment in the event the Company desires to renew the term of this Agreement pursuant to
              Section 3 hereof and Employee refuses to agree to such renewal.

       (g) Reimbursement of Relocation Expenses. Medaphis will reimburse Employee for the following expenses:

                (i) Reasonable out-of-pocket relocation expenses including, but not limited to, real estate closing costs associated with the disposition of Employee's primary residence in Berwyn, Pennsylvania, moving expenses associated with Employee's move to Atlanta, Georgia and storage expenses associated with the temporary storage of Employee's belongings while Employee searches for a primary residence in or about Atlanta, Georgia;

                (ii) Reasonable out-of-pocket expenses incurred in connection with searching for a new primary residence in or about Atlanta, Georgia;

                (iii) Reasonable out-of-pocket expenses associated with
                      securing a temporary apartment while searching for a primary residence in or about Atlanta, Georgia; and

                (iv) Reasonable legal fees and expenses incurred in connection with obtaining counsel for Employee to review the provisions of this Agreement and any other agreements referenced herein.

       (h) Tax Gross-up Payment. Employee will receive a payment from the Company (the "Tax Gross-up Payment") in an amount equal to the federal and state income taxes payable by employee as a result of the amounts reimbursed to Employee under Sections 5(g)(i) through (iv) of this Agreement and the Tax Gross-up Payment, after taking into consideration any income tax deductions available to Employee with respect to any such expenses so reimbursed. Such Tax Gross-up Payment shall be paid to Employee at such time or times as Employee shall provide the Company with sufficient documentation to calculate the same.


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       (i)    Business Expenses. Employee will be reimbursed for all
              reasonable expenses incurred in the discharge of Employee's duties under this Agreement pursuant to the Company's standard reimbursement policies.

       (j) Withholding. The Company will deduct and withhold from the payments made to Employee under this Agreement, state and federal income taxes, FICA and other amounts normally withheld from compensation due employees.

6. Non-Disclosure of Proprietary Information. Employee recognizes and acknowledges that the Trade Secrets (as defined below) and Confidential Information (as defined below) of the Company and its affiliates and all physical embodiments thereof (as they may exist from time-to-time, collectively, the "Proprietary Information") are valuable, special and unique assets of the Company's and its affiliates' Business. Employee further acknowledges that access to such Proprietary Information is essential to the performance of Employee's duties under this Agreement. Therefore, in order to obtain access to such Proprietary Information, Employee agrees that Employee shall hold in confidence all Proprietary Information and will not reproduce, use, distribute, disclose, publish or otherwise disseminate any Proprietary Information, in whole or in part, and will take no action causing, or fail to take any action necessary to prevent causing, any Proprietary Information to lose its character as Proprietary Information, nor will Employee make use of any such information for Employee's own purposes or for the benefit of any person, firm, corporation, association or other entity (except the Company) under any circumstances.

       For purposes of this Agreement, the term "Trade Secrets" means the whole or any portion of any scientific or technical or other information, design, process, procedure, formula, computer software product, documentation or improvement relating to the Company's or its affiliates' Business which (1) derives economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use; and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality. The term "Confidential Information" means any and all data and information relating to the Company's or its affiliates' Business, other than Trade Secrets, (1) which has value to the Company or its affiliates; (2) is not generally known by its competitors or the public; and (3) is treated as confidential by the Company or its affiliates. The provisions of this Section 6 will apply during Employee's employment by the Company and for a two (2) year period thereafter with respect to Confidential Information, and during Employee's employment by the Company and at any and all times thereafter with respect to Trade Secrets. These restrictions will not apply to any Proprietary Information which is in the public domain, provided that Employee was not responsible, directly or indirectly, for such Proprietary Information entering the public domain without the Company's consent. This Section 6, along with Sections 7, 8, 9, 10, 11 and 13 of this Agreement, shall survive termination of this Agreement.


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7.A.   Non-Competition Covenant. During Employee's employment by the Company and for a period of two (2) years following any termination of Employee's employment for whatever reason, Employee will not, directly or indirectly, on Employee's own behalf or in the service of or on behalf of any other individual or entity, compete with the Company within the Geographical Area (as hereinafter defined). The term "compete" means to engage in, have any equity or profit interest in, make any loan to or for the benefit of, or render any services of any kind to, directly or indirectly, on Employee's own behalf or in the service of or on behalf of any other individual or entity, either as a proprietor, employee, agent, independent contractor, consultant, director, officer, partner or stockholder (other than a stockholder of a corporation listed on a national securities exchange or whose stock is regularly traded in the over-the-counter market, provided that Employee at no time owns, directly or indirectly, in excess of three percent (3%) of the outstanding stock of any class of any such corporation) any business which provides Business products and/or services ("Business Products/Services"). For purposes of this Agreement, the term "Geographical Area" means the territory within a seventy-five (75) mile radius of each facility of the Company or any of its affiliates, whether located in the United States or any foreign country, for which Employee has management responsibility during Employee's employment with the Company.

B. Non-Interference. During Employee's employment by the Company and for a period of two (2) years following the termination of Employee's employment for whatever reason, Employee will not, directly or indirectly, on Employee's own behalf or in the service of or on behalf of any other individual or entity, interfere with, disrupt, or attempt to disrupt the past, present or prospective relationships, contractual or otherwise, between the Company and any supplier, consultant, or client of the Company with whom Employee had material contact during Employee's employment by the Company. The term "prospective relationship" is defined as any relationship where the Company has actively sought an individual or entity as a prospective supplier, consultant, or client.

C. Non-Solicitation of Clients Covenant. Employee agrees that during Employee's employment by the Company and for a period of two (2) years following the termination of Employee's employment for whatever reason, Employee will not, directly or indirectly, on Employee's own behalf or in the service of or on behalf of any other individual or entity, divert, solicit or attempt to divert or solicit business from any individual or entity (i) who is a client of the Company at any time during the six (6)-month period prior to Employee's termination of employment with the Company ("Client"), or was actively sought by the Company as a prospective client, and (ii) with whom Employee had material contact while employed by the Company to provide Business Products/Services to such Clients or prospects.

D. Construction. The parties hereto agree that any judicial authority construing all or any portion of this Section 7 or Section 8 below will be empowered to sever any portion of the Geographical Area, client base, prospective relationship or prospect list or any prohibited

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       business activity from the coverage of such Section and to apply the provisions of such Section to the remaining portion of the Geographical Area, the client base or the prospective relationship or prospect list, or the remaining business activities not so severed by such judicial authority. In addition, it is the intent of the parties that the judicial authority replace each such severed provision with a provision as similar in terms to such severed provision as may be possible and be legal, valid and enforceable. It is the intent of the parties that Sections 7 and 8 be enforced to the maximum extent permitted by law. In the event that any provision of either such Section is determined not to be specifically enforceable, the Company shall nevertheless be entitled to bring an action to seek to recover monetary damages as a result of the breach of such provision by Employee.

8. Non-Solicitation of Employees Covenant. Employee further agrees and represents that during Employee's employment by the Company and for a period of two (2) years following any termination of Employee's employment for whatever reason, Employee will not, directly or indirectly, on Employee's own behalf or in the service of, or on behalf of any other individual or entity, divert, solicit or hire away, or attempt to divert, solicit or hire away, to or for any individual or entity which is engaged in providing Business Products/Services, any person employed by the Company, whether or not such employee is a full-time employee or temporary employee of the Company, whether or not such employee is employed pursuant to written agreement and whether or not such employee is employed for a determined period or at-will.

9. Existing Restrictive Covenants. Employee represents and warrants that Employee's employment with the Company does not and will not breach any agreement which Employee has with any former employer to keep in confidence confidential information or not to compete with any such former employer. Employee will not disclose to the Company or use on its behalf any confidential information of any other party required to be kept confidential by Employee.

10. Return of Proprietary Information. Employee acknowledges that as a result of Employee's employment with the Company, Employee may come into the possession and control of Proprietary Information, such as proprietary documents, drawings, specifications, manuals, notes, computer programs, or other proprietary material. Employee acknowledges, warrants and agrees that Employee will return to the Company all such items and any copies or excerpts thereof, and any other properties, files or documents obtained as a result of Employee's employment with the Company, immediately upon the termination of Employee's employment with the Company.

11. Proprietary Rights. During the course of Employee's employment with the Company, Employee may make, develop or conceive of useful processes, machines, compositions of matter, computer software, algorithms, works of authorship expressing such algorithm, or

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       any other discovery, idea, concept, document or improvement which relates to or is useful to the Company's Business (the "Inventions"), whether or not subject to copyright or patent protection, and which may or may not be considered Proprietary Information. Employee acknowledges that all such Inventions will be "works made for hire" under United States copyright law and will remain the sole and exclusive property of the Company. Employee also hereby assigns and agrees to assign to the Company, in perpetuity, all right, title and interest Employee may have in and to such Inventions, including without limitation, all copyrights, and the right to apply for any form of patent, utility model, industrial design or similar proprietary right recognized by any state, country or jurisdiction. Employee further agrees, at the Company's request and expense, to do all things and sign all documents or instruments necessary, in the opinion of the Company, to eliminate any ambiguity as to the ownership of, and rights of the Company to, such Inventions, including filing copyright and patent registrations and defending and enforcing in litigation or otherwise all such rights.

       Employee will not be obligated to assign to the Company any Invention made by Employee while in the Company's employ which does not relate to any business or activity in which the Company is or may reasonably be expected to become engaged, except that Employee is so obligated if the same relates to or is based on Proprietary Information to which Employee will have had access during and by virtue of Employee's employment or which arises out of work assigned to Employee by the Company. Employee will not be obligated to assign any Invention which may be wholly conceived by Employee after Employee leaves the employ of the Company, except that Employee is so obligated if such Invention involves the utilization of Proprietary Information obtained while in the employ of the Company. Employee is not obligated to assign any Invention which relates to or would be useful in any business or activities in which the Company is engaged if such Invention was conceived and reduced to practice by Employee prior to Employee's employment with the Company, provided that all such Inventions are listed at the time of employment on the attached Exhibit B.

12. Board of Directors. The Company will use its reasonable efforts to cause Employee to be elected to a position on the Board of Directors of the Company during the term of this Agreement.

13. Remedies. Employee agrees and acknowledges that the violation of any of the covenants or agreements contained in Sections 6, 7, 8, 9, 10 and 11 of this Agreement would cause irreparable injury to the Company, that the remedy at law for any such violation or threatened violation thereof would be inadequate, and that the Company will be entitled, in addition to any other remedy, to temporary and permanent injunctive or other equitable relief without the necessity of proving actual damages.


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14.    Notices. Any notice or communication under this Agreement will be in writing and sent by registered or certified mail addressed to the respective parties as follows:

       If to the Company:                           If to Employee:

       2700 Cumberland Parkway                      Michael L. Douglas
       Suite 300                                    5630 Cross Gate Drive
       Atlanta, Georgia 30339                       Atlanta, GA 30327
       Attn: General Counsel

15. Severability. Subject to the application of Section 7(D) to the interpretation of Sections 7 and 8, in case one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, the same will not affect any other provision in this Agreement, and this Agreement will be construed as if such invalid or illegal or unenforceable provision had never been contained herein. It is the intent of the parties that this Agreement be enforced in accordance with its express terms to the maximum extent permitted by law.

16. Entire Agreement. This Agreement embodies the entire agreement of the parties relating to the subject matter of this Agreement and supersedes all prior agreements, oral or written, regarding the subject matter hereof. No amendment or modification of this Agreement will be valid or binding upon the parties unless made in writing and signed by the parties.

17. Binding Effect. This Agreement will be binding upon the parties and their respective heirs, representatives, successors, transferees and permitted assigns.

18. Assignment. This Agreement is one for personal services and will not be assigned by Employee. The Company may assign this Agreement to any of its subsidiaries or affiliated companies, including, but not limited to, a parent corporation; provided that any such subsidiary, affiliate or parent fulfills the obligations of the Company under this Agreement.

19. Governing Law. This Agreement is entered into and will be interpreted and enforced pursuant to the laws of the State of Georgia. The parties hereto hereby agree that the appropriate forum and venue for any disputes between any of the parties hereto arising out of this Agreement shall be any federal court in Atlanta, Georgia and each of the parties hereto hereby submits to the personal jurisdiction of such court. The foregoing shall not limit the rights of any party to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that a final and unappealable judgment against either of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on

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       the judgment, a certified exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


COMPANY:                                             EMPLOYEE:

MEDAPHIS CORPORATION


By: /s/ Randolph G. Brown                            /s/ Michael L. Douglas
    --------------------------                       -------------------------
                                                     Michael L. Douglas

Title:  Chairman, CEO and President
      ------------------------------


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



                                   EXHIBIT B

                                   INVENTIONS












         Employee represents that there are no Inventions.





                                                    /s/ M.L.D.
                                                    -----------------
                                                    Employee Initials



                                      -13-